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                                                                  EXHIBIT 99.1


                                   [LOGO]


                      F.Y.I. REPORTS THIRD QUARTER RESULTS



           COMPANY COMPLETES DIVESTITURES AS PART OF STRATEGIC PLAN

   EARNINGS PER SHARE FROM ONGOING OPERATIONS $.48, EXCLUDING ONE-TIME GAIN

             COMPANY UPDATES FULL YEAR GUIDANCE FOR 2001 AND 2002



DALLAS, November 14, 2001 -- F.Y.I. Incorporated (Nasdaq: FYII), one of the nation's leading providers of business process outsourcing solutions, today announced its earnings results for the third fiscal quarter ended September 30, 2001.

Third quarter revenue increased 10 percent to $102 million from $92.7 million for the same period last year. Third quarter net income rose 8 percent to $8.5 million from $7.9 million and diluted earnings per share were $.48 versus $.49, a decline of 2 percent compared to the same period results from last year. These results consist of the Company's results from ongoing operations and exclude the one-time gains recorded in the third quarter and the results of operations for all divested units during the second and third quarter of 2001.

During the third quarter, the Company recorded $5.7 million in one-time pre-tax gains (or $.19 of diluted earnings per share) resulting primarily from the completion of the strategic divestitures. Including these one-time gains and results of operations for the divested units, the Company's revenue and diluted earnings per share were $103 million and $.67, respectively, for the third quarter.

The following financial highlights include results for ongoing operations and exclude the one-time charges and results of operations for all divested units.


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                           SUMMARY OF FINANCIAL HIGHLIGHTS
   Excluding One-time Charges and Results of Operations for all Divested Units
                (In millions, except for earnings per share data)



      THIRD QUARTER                                               NINE MONTHS
--------------------------                                --------------------------
3Q 2001   3Q 2000   CHANGE                                3Q 2001   3Q 2000   CHANGE
-------   -------   ------                                -------   -------   ------
 $102.0     $92.7      10%             REVENUE             $309.0    $260.9      18%

  $16.0     $15.9       1%        OPERATING INCOME          $51.3     $42.9      20%

   $8.5      $7.9       8%           NET INCOME             $27.4     $21.7      26%

   $.48      $.49     (2)%           DILUTED EPS            $1.58     $1.37      15%


STRATEGIC PLAN ACCOMPLISHMENTS

During the second and third quarters of 2001, the Company entered into arrangements to divest certain non-strategic operating units as part of the overall strategic plan announced during the second quarter of 2001. Several of these transactions were completed during the latter part of June, with the remaining transactions completed in July and August. During the third quarter, the Company recorded one-time pre-tax gains of $5.7 million primarily related to these divestitures. The Company received a total of $24 million in proceeds from the divestitures, which are being used to reduce borrowings under the Company's existing credit facility.

RESULTS FROM ONGOING OPERATIONS

"F.Y.I. completed another successful quarter, particularly considering the adverse impact of the tragic events of September 11th", said Ed H. Bowman, Jr., President and CEO of F.Y.I. Incorporated. "We estimate that the negative impact of these events was approximately $4 million in revenue and approximately $.05 in earnings per share during the quarter.

"Our recurring revenue businesses performed well throughout the quarter. We produced solid cash flow from ongoing operations of $13.1 million, up 24 percent from the second quarter. New business bookings were very strong. During the quarter, we signed contracts with total expected value of $57 million. This is up 58 percent over the second quarter and 35 percent over the third quarter of 2000. This brings the expected total value of significant new business closed in 2001 to $149 million, a 41 percent increase over the same period of last year."

CURRENT OUTLOOK
The Company is updating 2001 guidance to reflect its outlook for the fourth quarter, which includes a) ongoing stability from its recurring revenue operations, except direct mail, b) lowered but profitable project revenues and earnings due to the delayed timing of large projects, and c) certain expenses expected in the fourth quarter for organizational realignment. The key financial metrics of ongoing operations include the following:

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o     Revenue of $403 million to $405 million.
o     Operating margins between 15 percent and 15.2 percent.
o     EPS from on-going operations between $1.84 and $1.87.
o     EPS excluding goodwill amortization of $2.16 to $2.19.

The Company is also providing guidance for 2002 as follows:

o Revenue growth of approximately 5 percent to 7 percent ($424 million to $434 million).
o Earnings per share growth of 6 percent to 10 percent, resulting in diluted earnings per share between $2.30 to $2.38, taking into account the new accounting rules for goodwill, effective for the Company beginning January 1, 2002.
o These estimates include one small acquisition in process that we expect to close later this quarter or early in 2002 but exclude F.Y.I.'s normal annual acquisition activity. Future acquisitions would be in addition to these estimates.

Mr. Bowman concluded, "With our strong positive cash flow and our $297 million credit facility that was closed during the first quarter, we are well positioned to continue executing our plans for the next several years without having to access the equity markets. Our recently completed divestiture program allows us to focus on our ongoing operations, with all of our segments currently operating profitably."



ABOUT F.Y.I. INCORPORATED

F.Y.I. Incorporated is a leading, national, single-source provider of business process outsourcing solutions. Headquartered in Dallas, the company serves clients in information-intensive industries such as healthcare, legal, financial services, and government. F.Y.I. was added to the S&P SmallCap 600 Index in January 2000 and is also a component of the Russell 2000 Index.

F.Y.I. Incorporated employs more than 8,000 people and operates in over 40 states, Washington D.C., Puerto Rico and Mexico. In June 2001, F.Y.I. was named by BusinessWeek magazine as one of the BUSINESSWEEK TOP 100 HOT GROWTH COMPANIES for 2001. In 1999, and for the second straight year, F.Y.I. was recognized by Forbes Magazine as one of the 200 BEST SMALL COMPANIES, based on return on equity, sales growth, and EPS growth. This follows FORTUNE magazine naming F.Y.I. as one of AMERICA'S 100 FASTEST GROWING PUBLIC COMPANIES.

For more information about F.Y.I.'s service offerings, including case-study examples, visit the F.Y.I. Incorporated website at HTTP://WWW.FYII.COM.

THE STATEMENTS IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL FACT, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FINANCIAL ESTIMATES AND PROJECTIONS INCLUDED IN THIS PRESS RELEASE AND THE COMPANY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE SUCH ESTIMATES OR FORECASTS, EXCEPT AS REQUIRED BY LAW. THE AFOREMENTIONED RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS OF INTEGRATING OUR OPERATING COMPANIES, OF MANAGING OUR RAPID GROWTH, OF THE TIMING AND MAGNITUDE OF TECHNOLOGICAL ADVANCES, OF THE OCCURRENCES OF FUTURE EVENTS THAT COULD DIMINISH OUR EXISTING CUSTOMERS' NEEDS FOR OUR SERVICES, OF A CHANGE IN THE DEGREE TO WHICH COMPANIES CONTINUE TO OUTSOURCE BUSINESS PROCESSES, AS WELL AS THE

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RISKS DETAILED IN F.Y.I. INCORPORATED'S FILINGS WITH THE SECURITIES AND
EXCHANGE COMMISSION, INCLUDING WITHOUT LIMITATION, THOSE DETAILED UNDER THE HEADING "RISK FACTORS" IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K. F.Y.I. DISCLAIMS ANY INTENTION OR OBLIGATION TO REVISE ANY FORWARD-LOOKING STATEMENTS, INCLUDING FINANCIAL ESTIMATES, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, EXCEPT AS REQUIRED BY LAW.

Contacts:   Barry Edwards, EVP & Chief Financial Officer: 214.953.7690
            Lon Baugh, Director, Investor Relations: 214.953.7683

























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                                                   F.Y.I. INCORPORATED
                                                SUMMARY OF FINANCIAL DATA
                                        IN THOUSANDS (EXCEPT EARNINGS PER SHARE)



                                                                    Three Months Ended
                                             --------------------------------------------------------------
                                                                       September 30,
                                             --------------------------------------------------------------
                                                                  2001                             2000
                                             ----------------------------------------------     -----------
                                                           Pro Forma
                                               Actual     Adjustments            Pro-Forma       Pro-Forma (3)
                                             ----------  -------------          -----------     -----------
TOTAL REVENUE                                $ 103,044   $     (1,089) (1),(2)  $  101,955      $   92,729
     Cost of Services                           58,948           (926) (1)          58,022          52,669
     Depreciation                                3,054            (44) (1)           3,010           2,658
                                             ----------  -------------          -----------     -----------
GROSS PROFIT                                    41,042           (119)              40,923          37,402
     SG&A                                       22,791           (270) (1)          22,521          19,591
     Special Charge                             (5,748)         5,748  (2)               -               -
     Amortization                                2,455            (10) (1)           2,445           1,865
                                             ----------  -------------          -----------     -----------
OPERATING INCOME/(LOSS)                         21,544         (5,587)              15,957          15,946
     Other (income) expense                      2,249             11  (1)           2,260           2,754
                                             ----------  -------------          -----------     -----------
INCOME BEFORE INCOME TAXES                      19,295         (5,598)              13,697          13,192
     Provision/(benefit) for income taxes        7,332         (2,127) (1)           5,205           5,253
                                             ----------  -------------          -----------     -----------
NET INCOME/(LOSS)                             $ 11,963   $     (3,471)          $    8,492      $    7,939
                                             ==========  =============          ===========     ===========

WEIGHTED AVG. SHARES
     Basic                                      16,969         16,969               16,969          15,471
     Diluted                                    17,779         16,969               17,779          16,368

EARNINGS/(LOSS) PER SHARE
     Basic                                   $    0.70   $      (0.20)          $     0.50      $     0.51
     Diluted                                 $    0.67   $      (0.19)          $     0.48      $     0.49
                                             ==========  =============          ===========     ===========


     (1) Removes operating results of divested units and charges for doubtful accounts principally related to divested units.
     (2) Removes one-time net gain from businesses divested during the third quarter of 2001.
     (3) Excludes operating results of businesses divested during the second and third quarter of 2001.






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                                                   F.Y.I. INCORPORATED
                                                SUMMARY OF FINANCIAL DATA
                                        IN THOUSANDS (EXCEPT EARNINGS PER SHARE)



                                                                     Nine Months Ended
                                             --------------------------------------------------------------
                                                                       September 30,
                                             --------------------------------------------------------------
                                                                  2001                             2000
                                             ----------------------------------------------     -----------
                                               Actual     Adjustments            Pro-Forma       Pro-Forma (4)
                                             ----------  -------------          -----------     -----------
TOTAL REVENUES                               $ 344,261   $    (35,295) (1),(2)  $  308,966      $  260,857
     Cost of Services                          201,445        (26,973) (1)         174,472         150,684
     Special Charge                                417           (417) (2)               -               -
     Depreciation                               11,203         (1,557) (1)           9,646           7,577
                                             ----------  -------------          -----------     -----------
GROSS PROFIT                                   131,196         (6,348)             124,848         102,596
     SG&A                                       76,985        (10,177) (1)          66,808          54,826
     Special Charge                             62,167        (62,167) (2)               -               -
     Amortization                                7,506           (771) (1)           6,735           4,891
                                             ----------  -------------          -----------     -----------
OPERATING INCOME/(LOSS)                        (15,462)        66,767               51,305          42,879
     Other (income) expense                      7,538           (409) (1),(3)       7,129           6,692
                                             ----------  -------------          -----------     -----------
INCOME BEFORE INCOME TAXES                     (23,000)        67,176               44,176          36,187
     Provision/(benefit) for income taxes         (527)        17,314  (1)          16,787          14,451
                                             ----------  -------------          -----------     -----------
NET INCOME/(LOSS)                            $ (22,473)  $     49,862           $   27,389      $   21,736
                                             ==========  =============          ===========     ===========

WEIGHTED AVG. SHARES
     Basic                                      16,569         16,569               16,569          15,029
     Diluted                                    16,569         17,352               17,352          15,867

EARNINGS/(LOSS) PER SHARE
     Basic                                   $   (1.36)  $       3.01           $     1.65      $     1.45
     Diluted                                 $   (1.36)  $       2.87           $     1.58      $     1.37
                                             ==========  =============          ===========     ===========


     (1) Removes operating results of divested units and charges for doubtful accounts principally related to divested units.
     (2) Removes special charges principally related to net losses and expenses on divested units. Approximately 90 percent of these charges relate to previously recorded goodwill and other non-cash items.
     (3) Removes special charges for previously unamortized deferred debt costs associated with credit facility terminated by the Company in April 2001.
     (4) Excludes operating results of businesses divested during the second and third quarter of 2001.




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